Exhibit 23.4

PricewaterhouseCoopers

PricewaterhouseCoopers LLC
600 Grant Street
Pittsburgh, PA 15219
Telephone (412) 355-6000

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 29, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The PNC Financial Services Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

April 4, 2008